Exhibit 23.1

Board of Directors
OXIS International, Inc.
Foster City, California

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated March 27, 2006, on the financial statements of OXIS International, Inc. as of December 31, 2005 and 2004 and the periods then ended, and the inclusion of our name under the heading “Experts” in the Form SB-2 Registration Statement filed with the Securities and Exchange Commission.

By:	/s/ Williams & Webster, P.S.
Williams & Webster, P.S. Spokane, Washington

December 7, 2006